UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

Resolute Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34464	27-0659371
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1700 Lincoln Street, Suite 2800, Denver, CO

(Address of principal executive offices)

80203

(Zip Code)

Registrant’s telephone number, including area code:  303-534-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Resolute Energy Corporation (the “Company”) held its Annual Meeting of Stockholders on May 12, 2017.  Of the 22,433,991 shares of common stock issued and outstanding as of the record date, 19,221,108 shares of common stock (approximately 85.68%) were present or represented by proxy at the Annual Meeting.  The results of the voting on the matters submitted to the stockholders are as follows:

(1) Election of James M. Piccone and Thomas O. Hicks, Jr. as Class II Directors, to serve until the 2020 annual meeting of stockholders or until their successors have been duly elected and qualified:

NAME	FOR	WITHHELD	BROKER NON-VOTES
James M. Piccone	14,525,030	2,469,892	2,226,186
Thomas O. Hicks, Jr.	16,885,269	109,653	2,226,186

(2) Approval, by non-binding advisory vote, the compensation paid to the Company’s Named Executive Officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,726,139	126,328	142,197	2,226,444

(3) Selection, by a non-binding advisory vote, the frequency – every year, every other year, or every third year – at which the stockholders of the Company will be asked to approve, by a non-binding advisory vote, the compensation paid to the Named Executive Officers of the Company:

EVERY YEAR	EVERY OTHER YEAR	EVERY THIRD YEAR	ABSTAIN	BROKER NON-VOTES
16,144,645	62,345	657,517	130,411	2,226,190

(4)  An approval of an amendment to the Company’s 2009 Performance Incentive Plan to increase the maximum number of shares available for award under the plan by 1,450,000 shares of our common stock:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
13,517,154	2,280,203	1,197,565	2,226,186

(5)  Ratification of the Company’s stockholder rights agreement:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,058,080	7,917,121	19,721	2,226,186

(6) Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017:

FOR	AGAINST	ABSTAIN
19,174,051	30,329	16,728

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2017	RESOLUTE ENERGY CORPORATION

	By:	/s/ James M. Piccone
James M. Piccone
President